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                                                                Exhibit 10.47(g)



                                    EXHIBIT L
                     TO AMENDED AND RESTATED LOAN AGREEMENT
                                 BY AND BETWEEN
                    ELECTRONIC DATA SUBMISSION SYSTEMS, INC.
                       AND NATIONAL WIRELESS HOLDINGS INC.


                                 ADDITIONAL NOTE
                                 ---------------


                                                         New York, New York
                                                         February 28, 2001
$700,000

      FOR VALUE RECEIVED, the undersigned, Electronic Data Submission Systems, Inc., a Delaware Corporation, (the "Borrower"), hereby promises to pay on December 31, 2002 to the order of National Wireless Holdings Inc., a Delaware Corporation ("National"), at the Principal Office of National or at such other place as National may from time to time designate to Borrower in writing, (a) the lesser of (i) the principal sum of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) or (ii) the aggregate principal amount of all Loans outstanding in respect of the Additional Commitment under the Loan Agreement hereinafter referred to, including without limitation accrued but unpaid interest hereon, in lawful money of the United States of America and in immediately available funds, and (b) interest on the unpaid principal amount of the Additional Loan, in like money and funds, for the period commencing on the date of the Additional Loan until the Additional Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement. In no event shall interest exceed the maximum interest rate permitted by law.

      The Borrower shall pay interest on the Additional Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) which shall not be paid in full when due (whether by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post Default Rate (as defined in the Loan Agreement) and all such interest shall be payable upon demand.

      National is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Loan made by National under the Loan Agreement and the amount of each payment or prepayment of principal of each Loan received by National applicable to this Note, it being understood, however, that failure to make any such notation shall not affect the rights of National or the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Loans.

      This Note is issued pursuant to the Amended and Restated Loan Agreement, originally dated April 20, 1999, (as amended, restated, modified and supplemented, the "Loan Agreement") by and between the Borrower and National and evidences Loans made by National thereunder, and is the Additional Note referred to in Amendment No. 5 to the Loan Agreement. This Note is secured in the manner described in the Loan Agreement and in the Security Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.



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      If an Event of Default occurs which has not been cured within any applicable cure period, the principal hereof, accrued interest and all accrued fees hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      The Borrower may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Loan Agreement.

      The Borrower agrees to pay costs of collection and reasonable attorneys' fees and disbursements in case default occurs in the payment of this Note.




ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

By: /s/ Ana L. English
    ----------------------------
Title: Chief Operating Officer






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                           SCHEDULE TO ADDITIONAL NOTE
                           ---------------------------



      This Note evidences Loans made under the within described Loan Agreement in respect of the Additional Commitment, in the principal amounts and on the dates set forth below, subject to the payments or prepayments of principal set forth below:

                      Principal            Principal Amount     Balance
Date Made             Amount of Loan       Paid or Prepaid      Outstanding
---------             --------------       ----------------     -----------




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